Exhibit 99.1

      Sapient Preliminary First Quarter Results Below Guidance;
Preliminary Q1 Revenue of Approximately $88M vs. Guidance of $95-100M;
              Preliminary Pro Forma Operating Margin of
                Approximately 3% vs. Guidance of 7-9%

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 2, 2006--Sapient (NASDAQ:
SAPE) today announced that service revenues for its first quarter are estimated to be approximately $88 million and pro forma operating margin (excluding stock-based compensation charges, restructuring charges and amortization of intangibles) is expected to be approximately 3%. On a GAAP basis (which includes the results of implementing FAS123R and certain restructuring charges and amortization of intangibles), the company estimates an operating loss of approximately 3%.
    These ranges compare to company guidance estimates of service revenues between $95 million and $100 million and pro forma operating margin between 7% and 9%. (The company only provides guidance on service revenues and pro forma operating margin.) All results are subject to completion of a final review of first quarter financial results by the company's independent auditors.
    Two key factors contributed to the company's preliminary first quarter results being below guidance:

    -- Deferral of revenue: Approximately $4 million of work was performed for clients that the company was unable to record as revenue in the first quarter. Additionally, a substantial amount of the costs associated with performing this work was recorded in the quarter. The company believes that substantially all of this revenue will be recognized in the second quarter of 2006.
    -- Acquisition-related matters: In connection with its acquisition of Planning Group International, the company began making media purchases on behalf of clients in the first quarter. The company has determined that only the margin on these media purchases, rather than the total purchase amounts, will be recorded as revenue. This determination reduced the company's expected first quarter revenue by approximately $4 million. Additionally, following the acquisition, higher than expected sales costs from company-wide cross-selling opportunities involving this new business unit contributed to lowering operating income by approximately $2 million.

    Reporting of Q1 Financial Results on May 9; Webcast and Conference
Call

    Sapient plans to release its first quarter financial results after the close of trading on Tuesday, May 9. Following the release, Jerry
A. Greenberg and J. Stuart Moore, Sapient's co-chairmen and co-chief executive officers, and Scott Krenz, Sapient's chief financial officer, will discuss the results in a conference call beginning at 4:30 p.m. (ET). This call will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/about+us/investors.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from May 9 at 6:30 p.m. (ET) through May 16 at 11:59 p.m.
(ET), by dialing 888-286-8010 (within the U.S.) or 617-801-6888
(outside the U.S.) and entering passcode 20177824 when prompted.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the continued acceptance of the company's services, the company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth and projects effectively and its ability to continue to attract and retain high-quality employees, as well as other factors set forth in the company's most recent Annual Report on Form 10-K, as filed with the SEC.

    About Sapient

    Sapient, a business innovator, helps clients achieve extraordinary results from their customer relationships, business operations and technology. Leveraging a unique approach, breakthrough thinking and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps and Verizon.
    Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.

    CONTACT: Sapient
             Investor Contact:
             Luciana Duarte, 617-374-0310
             lduarte@sapient.com
             or
             Press Contact:
             Jenny McLean, 310-264-5277
             jmclean@sapient.com